UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):    September 22, 2016

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265
1-4117	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370
0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)    On September 22, 2016, Thomas L. Hanson, Senior Vice President and Chief Financial Officer of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”), informed the Board of Directors that he will resign as Chief Financial Officer of the Company effective December 1, 2016 and will remain with the Company as Senior Vice President until he retires effective December 31, 2016.

The Board appointed Robert J. Durian, 46, as the Company’s Vice President, Chief Financial Officer and Treasurer effective December 1, 2016. Mr. Durian has served as Vice President, Chief Accounting Officer and Treasurer of the Company since July 2016, Vice President, Chief Accounting Officer and Controller since July 2015, and Chief Accounting Officer and Controller since 2011.

The Board appointed Benjamin M. Bilitz, 41, as the Company’s Chief Accounting Officer and Controller effective December 1, 2016. Mr. Bilitz has served as the Company’s Controller since July 2016 and its Assistant Controller since 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: September 22, 2016	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary

INTERSTATE POWER AND LIGHT COMPANY

Date: September 22, 2016	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary

WISCONSIN POWER AND LIGHT COMPANY

Date: September 22, 2016	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary